UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 16, 2006

BLOCKBUSTER INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-15153	52-1655102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street Dallas, Texas	75270
(Address of principal executive offices)	(Zip Code)

(214) 854-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2006, the following compensatory matters with respect to Blockbuster’s executive officers were approved:

2006 Bonus Plan

The executive officers listed below (the “Senior Bonus Plan Participants”) are eligible to participate in the Blockbuster Inc. Senior Executive Annual Performance Bonus Plan (the “Senior Bonus Plan”) for fiscal 2006. The approved Target Awards (as defined in the Senior Bonus Plan) for the Senior Bonus Plan Participants are set forth below. The Senior Bonus Plan Participants are eligible to receive a bonus under the Senior Bonus Plan for the calendar year ended December 31, 2006, subject to the terms of the Senior Bonus Plan and achievement by Blockbuster during the period from January 1, 2006 until December 31, 2006 of performance goals based on Adjusted Operating Income (as defined in the Senior Bonus Plan) for the 2006 fiscal year. If the minimum performance goals for Adjusted Operating Income are met, then the Senior Bonus Plan Participants may also become eligible to receive an additional bonus payment depending on the satisfaction of the approved BLOCKBUSTER Online® subscriber growth performance goals. The Senior Bonus Plan and Amendment No. 1 thereto are filed as exhibits to Blockbuster’s Form 10-Q for the quarterly period ended September 30, 2004 and Blockbuster’s Form 10-K for the year ended December 31, 2004.

2006 Senior Bonus Plan Participants	Target Award as % of Salary (as defined in the Senior Bonus Plan)
John F. Antioco, Chairman and Chief Executive Officer	150%
Frank G. Paci, Executive Vice President, Strategic Planning and Development	50%
Nicholas P. Shepherd, Executive Vice President and President, Blockbuster North America	60%
Christopher J. Wyatt, Executive Vice President and President, International	60%
Larry J. Zine, Executive Vice President, Chief Financial Officer and Chief Administrative Officer	60%

2006 Performance Incentive Awards

Awards of performance-based restricted shares of Blockbuster’s class A common stock were approved for the executive officers listed below and certain other employees. The restricted shares underlying the most recent performance-based incentive awards to these executive officers and other employees, as described in Blockbuster’s Form 8-K filed on September 23, 2005, will not be granted because the conditions precedent to such awards were not satisfied.

The restricted shares will be granted under Blockbuster’s Amended and Restated 1999 Long-Term Management Incentive Plan and/or 2004 Long-Term Management Incentive Plan (collectively, the “Plans”), if and when the approved performance criteria have been satisfied. The awards are conditioned upon Blockbuster’s achievement of performance goals based on Adjusted Operating Income (as defined in the Plans) for the one-year period commencing on January 1, 2006 and ending on December 31, 2006. If the performance goals are achieved, the awards will be granted on May 5, 2007, and will vest in three installments of equal amounts on each of May 5, 2007, May 5, 2008 and May 5, 2009. The actual number of restricted shares granted may be 0%, or range from 40% to 200% of the target awards illustrated below.

The Plans are filed as exhibits to Blockbuster’s Form 10-Q for the quarterly period ended September 30, 2004. The form of award agreement for these awards is filed as an exhibit to Blockbuster’s Form 8-K filed on September 23, 2005.

Executive Officer Recipient	Target Award(1)
Frank G. Paci, Executive Vice President, Strategic Planning and Development	90,000 restricted shares	(2)
Nicholas P. Shepherd, Executive Vice President and President, Blockbuster North America	281,300 restricted shares	(2)

(1)	The awards will be granted on May 5, 2007 only if Blockbuster achieves the performance goals described above.

(2)	The number of restricted shares indicated above represent target awards that will be granted to such executive officers if Blockbuster achieves 100% of the performance goals described above.

Contingent Bonus for Executive Vice President, International

As part of Blockbuster’s efforts to address the challenging conditions facing the home video industry, Blockbuster has previously disclosed that it is reviewing its asset portfolio and would consider the divestiture or other strategic alternatives with regard to some or all of its international operations upon acceptable terms. In that regard, Chris Wyatt, Executive Vice President, International, was awarded a contingent bonus that would be payable only in the event of any sale or other disposition of Blockbuster’s international operations or a requisite portion thereof. The amount of the bonus would be equal to one year’s salary (approximately $618,360 based on recent exchange rates), and would be awarded regardless of whether Mr. Wyatt is offered employment with any purchaser.

Amendment to Employment Agreement of Chief Financial Officer

An amendment to the company’s employment agreement with Larry J. Zine, Executive Vice President, Chief Financial Officer and Chief Administrative Officer, was approved to provide Mr. Zine with the right to resign from Blockbuster after December 31, 2006 and, in that event or in the event of any termination without cause, to receive a reduced lump sum severance payment of $1,189,800. Mr. Zine’s employment agreement is filed as an exhibit to Blockbuster’s Form 10-K for the year ended December 31, 2000. The amendment to Mr. Zine’s employment agreement effecting these changes is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

10.1	Letter Agreement Between Blockbuster Inc. and Larry J. Zine, dated February 21, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKBUSTER INC.

Dated: February 23, 2006	By:	/s/ Bryan J. Pechersky
Bryan J. Pechersky
Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement Between Blockbuster Inc. and Larry J. Zine, dated February 21, 2006